Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement No. 333-101662 on Form S-8 of Berkshire Hathaway Inc. of our report dated June 12, 2026, relating to our audit of the financial statements of the Acme Brick Company 401(k) Retirement & Savings Plan, which appears in this Annual Report on Form 11-K of Acme Brick Company 401(k) Retirement & Savings Plan for the year ended December 31, 2025.

/s/ Freed Maxick P.C.

Buffalo, New York

June 12, 2026